Exhibit 99.1
MP Materials Restores U.S. Rare Earth Magnet Production
Commercial NdPr Metal Production Begins at Independence, MP’s Fully Integrated Rare Earth Magnet Manufacturing Facility in Texas for the First Time in a Generation
Trial Production of Automotive-Grade, Sintered NdFeB Magnets Underway, with First Deliveries on Track for Year-End
FORT WORTH, TEXAS, January 22, 2025 – MP Materials (NYSE: MP) has reached a pivotal milestone in restoring the U.S. rare earth magnet supply chain. The company’s flagship Independence facility in Fort Worth, Texas, has commenced commercial production of neodymium-praseodymium (NdPr) metal and trial production of automotive-grade, sintered neodymium-iron-boron (NdFeB) magnets. These achievements bring the U.S. closer to reestablishing a fully integrated, domestic supply chain for these critical components for the first time in decades.
“This milestone marks a major step forward in restoring a fully integrated rare earth magnet supply chain in the United States,” said James Litinsky, Founder, Chairman, and CEO of MP Materials. “With record-setting upstream and midstream production at Mountain Pass and both metal and magnet production underway at Independence, we have reached a significant turning point for MP and U.S. competitiveness in a vital sector.”
NdFeB magnets — the world’s most powerful and efficient permanent magnets — are essential components in vehicles, drones, robotics, electronics, and aerospace and defense systems. Despite their indispensable role, the U.S. has relied almost entirely on foreign sources for these critical inputs for decades.
MP Materials is addressing this gap by building America’s first fully integrated rare earth metal, alloy, and magnet manufacturing facility. With commercial NdPr metal production already online and trial production of sintered magnets underway, Independence is poised to produce approximately 1,000 metric tons of finished NdFeB magnets per year, with a gradual production ramp beginning in late 2025. The facility will supply magnets to General Motors and other manufacturers, sourcing its raw materials from Mountain Pass, MP Materials’ mine and processing facility in California.
In 2024, MP Materials achieved record-breaking production at Mountain Pass, delivering more than 45,000 metric tons of rare earth oxides (REO) contained in concentrate — an all-time high for U.S. primary production. Mountain Pass, America’s only active rare earth mining and processing operation of scale, also set a midstream production record, producing approximately 1,300 metric tons of NdPr oxide in 2024, in addition to cerium, lanthanum, and other separated and refined products.

About MP Materials
MP Materials (NYSE: MP) produces specialty materials that are vital inputs for electrification and other advanced technologies. MP’s Mountain Pass facility is America’s only scaled rare earth production source. The Company is currently expanding its manufacturing operations downstream to provide a full supply chain solution from materials to magnetics. More information is available at https://mpmaterials.com/.
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Forward-Looking Statements
This press release contains certain statements that are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are subject to a number of risks and uncertainties, including risks related to the Company’s ability to make NdFeB magnets and deliveries by the end of 2025, risks related to the timing and achievement of expected business milestones, and those risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission.
If any of these risks materialize or the assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company does not intend to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.
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